                                                                  EXHIBIT (J)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of our report dated January 18, 2002, relating to the financial statements and financial highlights which appear in the November 30, 2001 Annual Report to Shareholders of Thompson Plumb Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Counsel and Independent Accountants" and "Financial Statements" in such registration statement.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 2002